As filed with the Securities and Exchange Commission on August 13, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SATCON TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

25 Drydock Avenue
DELAWARE	Boston, Massachusetts 02210	04-2857552
(State or other jurisdiction of	(Address of registrant’s principal executive offices)(zip code)	(IRS Employer Identification No.)
incorporation or organization)

Satcon Technology Corporation

2010 Employee Stock Purchase Plan
(Full title of the plan)

Charles S. Rhoades

Chief Executive Officer

Satcon Technology Corporation

25 Drydock Avenue

Boston, Massachusetts 02210

(617) 897-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Bradley A. Jacobson, Esq.

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

(617) 310-6205

Fax (617) 279-8402

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	500,000 shares	$1.18	$590,000.00	$67.62

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such and indeterminate number of shares that may become issuable under the Satcon Technology Corporation 2010 Employee Stock Purchase Plan relating to adjustments for changes resulting from any stock dividend, stock split, recapitalization or similar transaction.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act using the average of the high and low sales prices of the Common Stock as reported on The NASDAQ Capital Market on August 8, 2012.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed to register an additional 500,000 shares of the Common Stock of Satcon Technology Corporation (the “Registrant”) that may be issued under the Satcon Technology Corporation 2010 Employee Stock Purchase Plan.  Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-168669) as filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2010, except for Items 3 and 8 which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 15, 2012, as amended thereafter on April 27, and May 16, 2012;

(b)                                 All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2011; and

(c)                                  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on November 6, 1992, including any amendment or report filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.  Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Number	Description

4.1	Satcon Technology Corporation 2010 Employee Stock Purchase Plan is incorporated herein by reference to Annex A to the Registrant’s Definitive Schedule 14A filed April 30, 2010 (File No. 1-11512)

4.2

Amendment to the Satcon Technology Corporation 2010 Employee Stock Purchase Plan dated May 2, 2011 is incorporated herein by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 (File No. 1-11512)

4.3	Second Amendment to the Satcon Technology Corporation 2010 Employee Stock Purchase Plan dated July 16, 2012 is incorporated herein by reference to Exhibits to the

Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 (File No. 1-11512)

5.1 *	Opinion of Greenberg Traurig, LLP

23.1 *	Consent of McGladrey LLP

23.2 *	Consent of Caturano and Company, Inc.

23.3	Consent of Greenberg Traurig, LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Boston, Commonwealth of Massachusetts, on this 13th day of August 2012.

Satcon Technology Corporation

By:	/s/ Charles S. Rhoades
Charles S. Rhoades
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles S. Rhoades and John W. Peacock as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles S. Rhoades		August 13, 2012
Charles S. Rhoades	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Aaron M. Gomolak		August 13, 2012
Aaron M. Gomolak	Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ John W. Peacock		August 13, 2012
John W. Peacock	Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ James L. Kirtley, Jr.		August 13, 2012
James L. Kirtley, Jr.	Director

/s/ David J. Prend		August 13, 2012
David J. Prend	Director

/s/ John M. Carroll		August 13, 2012
John M. Carroll	Chairman of the Board

/s/ Daniel R. Dwight		August 13, 2012
Daniel R. Dwight	Director

/s/ Philip J. Deutch		August 13, 2012
Philip J. Deutch	Director

/s/ Robert G. Schoenberger		August 13, 2012
Robert G. Schoenberger	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Satcon Technology Corporation 2010 Employee Stock Purchase Plan is incorporated herein by reference to Annex A to the Registrant’s Definitive Schedule 14A filed April 30, 2010 (File No. 1-11512)

4.2

Amendment to the Satcon Technology Corporation 2010 Employee Stock Purchase Plan dated May 2, 2011 is incorporated herein by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 (File No. 1-11512)

4.3

Second Amendment to the Satcon Technology Corporation 2010 Employee Stock Purchase Plan dated July 16, 2012 is incorporated herein by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 (File No. 1-11512)

5.1 *	Opinion of Greenberg Traurig, LLP

23.1 *	Consent of McGladrey LLP

23.2 *	Consent of Caturano and Company, Inc.

23.3	Consent of Greenberg Traurig, LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

*  Filed herewith.